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                                                                     Exhibit 5.1


                         FOLEY, HOAG & ELIOT LLP
                         ONE POST OFFICE SQUARE
                    BOSTON, MASSACHUSETTS 02109-2170

                                --------

                        TELEPHONE 617-832-1000      1747 PENNSYLVANIA AVE., N.W.
                        FACSIMILE 617-832-7000             SUITE 1200
                          http://www.fhe.com           WASHINGTON, D.C. 20006
                                                         TEL: 202-223-1200
                                                         FAX: 202-785-6687



                                          November 17, 2000


Lightbridge, Inc.
67 South Bedford Street
Burlington, Massachusetts 01803

Ladies and Gentlemen:

         We have acted as counsel to Lightbridge, Inc., a Delaware corporation (the "Parent"), in connection with (i) the merger of Lightning Merger Corporation (the "Merger Sub"), a wholly owned subsidiary of the Parent, with and into Corsair Communications, Inc. (the "Company"), pursuant to the Amended and Restated Agreement and Plan of Reorganization dated as of November 8, 2000 (the "Merger Agreement"), by and among the Parent, Merger Sub and the Company, and (ii) the preparation and filing of the registration statement on Form S-4 to which this opinion is an exhibit (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Under the terms of the Merger Agreement, the Parent will issue 0.5978 shares of its common stock, par value $.01, in exchange for each one share of the outstanding common stock of the Company. The shares to be so issued to the stockholders of the Company are referred to as the "Shares" and the issuance of the Shares is being registered under the Registration Statement.

         At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) examined the Registration Statement, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Parent, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Parent as we have deemed necessary or appropriate for the purposes of this opinion. As to

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Lightbridge, Inc.
November 17, 2000
Page 2



various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Merger Agreement and the other documents and certificates and oral or written statements and other information of or from representatives of the Parent and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Shares will be issued in the manner described in the Registration Statement.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the General Corporation Law of the State of Delaware. The opinions expressed are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the effective date of the Registration Statement or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                FOLEY, HOAG & ELIOT LLP

                                                By: /s/ John D. Patterson, Jr.
                                                    --------------------------
                                                    A Partner